CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Post-Effective Amendment No. 37 to Registration Statement No. 333-93059 on Form N-4 of our report dated February 27, 2009, relating to the financial statements and financial highlights of Separate Account A, comprised of Small-Cap Growth, International Value, Long/Short Large-Cap, International Small-Cap, Equity Index, Small-Cap Index, Diversified Research, Equity, American Funds® Growth-Income, American Funds Growth, Large-Cap Value, Technology, Short Duration Bond, Floating Rate Loan, Diversified Bond, Growth LT, Focused 30, Health Sciences, Mid-Cap Equity (formerly named Mid Cap Value), Large-Cap Growth, International Large-Cap, Small-Cap Value, Multi-Strategy, Main Street® Core, Emerging Markets, Money Market, High Yield Bond, Managed Bond, Inflation Managed, Comstock, Mid-Cap Growth, Real Estate, Small-Cap Equity, AllianceBernstein VPS Balanced Wealth Strategy Class B, BlackRock Global Allocation V.I. Class III, Franklin Templeton VIP Founding Funds Allocation Class 4, Jennison, Value, SP International Growth (formerly named SP William Blair International Growth), SP Prudential U.S. Emerging Growth, JPMorgan Insurance Trust Core Bond, JPMorgan Insurance Trust Equity Index, JPMorgan Insurance Trust Diversified Equity, JPMorgan Insurance Trust Diversified Mid Cap Value, JPMorgan Insurance Trust Intrepid Growth, and JPMorgan Insurance Trust Diversified Mid Cap Growth Variable Accounts (collectively, the “Variable Accounts”), appearing in the Annual Report on Form N-30D of Separate Account A of Pacific Life Insurance Company for the year ended December 31, 2008, and to the references to us under the heading “Independent Registered Public Accounting Firm and Independent Auditors” in the Statements of Additional Information, which are part of such Registration Statement.
/s/ DELOITTE & TOUCHE LLP
Costa Mesa, California
April 20, 2009

CONSENT OF INDEPENDENT AUDITORS
We consent to the use in this Post-Effective Amendment No. 37 to Registration Statement No. 333-93059 on Form N-4 of our report dated March 05, 2009 (which report expresses an unqualified opinion and includes explanatory paragraphs relating to (1) changes in the method of accounting and reporting for deferred acquisition costs in connection with modifications or exchanges of insurance contracts and for defined benefit pension and other postretirement plans and (2) the reclassification of the consolidated financial statements to give effect to broker-dealer discontinued operations), relating to the consolidated financial statements of Pacific Life Insurance Company and Subsidiaries appearing in the Statements of Additional Information, which are part of such Registration Statement, and to the references to us under the heading “Independent Registered Public Accounting Firm and Independent Auditors” also in such Statements of Additional Information.
/s/ DELOITTE & TOUCHE LLP
Costa Mesa, California
April 20, 2009